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                                                                     EXHIBIT 11

                         EARNINGS PER SHARE COMPUTATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                      THREE MONTH PERIOD
                                                                        ENDED  MARCH 31,
                                                                      1997           1996
                                                                    --------       --------
EARNINGS PER COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARE:
  Net Income                                                        $  5,693       $  3,016
                                                                    ========       ========

  Shares:
  Weighted average number of common
      shares outstanding                                              20,962         17,802
  Weighted average number of additional shares
      issuable for common stock equivalents (a)                        1,398            775
                                                                    --------       --------
         Adjusted common shares                                       22,360         18,577
                                                                    ========       ========


EARNINGS PER SHARE                                                  $   0.25       $   0.16
                                                                    ========       ========

EARNINGS PER COMMON SHARE ASSUMING
  FULL DILUTION:
  Net Income                                                        $  5,693       $  3,016
                                                                    ========       ========

  Shares:
  Weighted average number of common
      shares outstanding                                              20,962         17,802
  Weighted average number of additional shares
      issuable for all dilutive common stock equivalents (a)           1,398            775
                                                                    --------       --------
         Shares as adjusted for all dilutants                         22,360         18,577
                                                                    ========       ========

EARNINGS PER SHARE                                                  $   0.25       $   0.16
                                                                    ========       ========


(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive common stock equivalents.